FOR IMMEDIATE RELEASE	July 30, 2020

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2020
Second Quarter Summary1
•Net income for the second quarter of $11.7 million, or $0.73 per diluted common share.
◦Pre-tax, Pre-provision Net Revenue2 of $18.9 million, an increase of $1.4 million or 8%.
◦Credit Loss Expense of $4.7 million, a decrease of $17.0 million or 78%.
•Average deposit balances increased $405.6 million or 11%.
•Allowance for Credit Losses as a percentage of loans held for investment, net of unearned income, increased to 1.55% (1.70% when adjusted for $327.6 million of Small Business Administration's ("SBA") Paycheck Protection Program ("PPP") loans)2.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or the "Company”) today reported net income for the second quarter of 2020 of $11.7 million, or $0.73 per diluted common share, compared to net loss of $2.0 million, or $0.12 per diluted common share, for the first quarter of 2020 (the “linked quarter”). Credit loss expense for the second quarter was $4.7 million, which reduced diluted earnings per common share by approximately $0.22 for the second quarter of 2020.
Charles Funk, Chief Executive Officer, commented, “We are pleased with our results in the second quarter, particularly our bankers’ efforts in the origination of SBA PPP loans during a period of unprecedented challenges for our customers, employees, and communities. The commitment of our employees combined with our business continuity planning efforts and digital service offerings provided our customers continued access to banking services despite COVID-19’s far-reaching impacts. While we believe there will likely be volatility in earnings in this economic environment, the quarterly return on average equity of 9.21% and a return on average tangible equity of 13.50% represents solid performance."

FINANCIAL HIGHLIGHTS	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
	(Dollars in thousands, except per share amounts)
Net interest income	$38,712	$37,406	$34,832	$76,118	$60,808
Noninterest income	8,269	10,155	8,796	18,424	14,206
Total revenue, net of interest expense	46,981	47,561	43,628	94,542	75,014
Credit loss expense	4,685	21,733	696	26,418	2,290
Noninterest expense	28,038	30,001	29,040	58,039	49,657
Income (loss) before income tax expense (benefit)	14,258	(4,173)	13,892	10,085	23,067
Income tax expense (benefit)	2,546	(2,198)	3,218	348	5,108
Net income (loss)	$11,712	$(1,975)	$10,674	$9,737	$17,959
Diluted earnings (loss) per share	$0.73	$(0.12)	$0.72	$0.60	$1.33

Return on average assets	0.92%	(0.17)%	1.01%	0.40%	0.96%
Return on average equity	9.21%	(1.54)%	9.66%	3.82%	9.02%
Return on average tangible equity(2)	13.50%	(0.47)%	13.41%	6.48%	12.24%
Efficiency ratio(2)	54.80%	57.67%	56.24%	56.24%	58.85%

1Second Quarter Summary compares to the linked quarter unless noted.
2Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.    1

COVID-19 RESPONSE
Branch Operations
The Company commenced re-opening selected bank branch lobbies on June 1, 2020 and continues to actively manage lobby access based on local COVID-19 community spread conditions. Mr. Funk noted, "We have continued to encourage and practice proper protocols to keep our employees and customers safe. Recently, we have temporarily closed lobbies in communities where COVID cases saw marked increases. The MidWestOne team remains resilient and together."
SBA PPP Loans
The Company remains committed to supporting its customers and communities during these difficult times. This commitment includes offering PPP loans as authorized by the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020, as amended. As of June 30, 2020, the Company had funded 2,534 PPP loans totaling $345.4 million with an average loan size of $136 thousand. These loans earn a 1% annual interest rate plus an origination fee from the SBA based upon loan size. At June 30, 2020, the amortized cost basis of PPP loans was $327.6 million and the unamortized net fees were $9.3 million. The fees will be recognized over the term of the respective loans.
Loan Modifications
The Company continues to offer payment deferrals and mortgage forbearance to customers, which totaled $474.9 million as of June 30, 2020. Approximately 32% of the modifications were interest only payments and 68% were full payment deferrals, with both modification types generally three months in length. As of July 24, 2020, 16 loans, totaling $31.2 million, were either in or being processed for a second deferral period.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income increased in the second quarter of 2020 to $38.7 million from $37.4 million as larger volumes of interest earning assets more than offset net interest margin compression. The tax equivalent net interest margin decreased 22 basis points ("bps") to 3.38% for the second quarter of 2020 from 3.60% in the linked quarter. Interest earning assets yields decreased 47 basis points from the linked quarter, approximately 8 basis points of which was attributable to PPP loans, which have a coupon rate of 1%. Net fee accretion for PPP loans in the second quarter of 2020 was $1.1 million. Partially offsetting the lower asset yields was a 26 bps reduction in cost of funds.
The Company's core net interest margin (a non-GAAP measure, see the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure), which excludes loan purchase discount accretion, decreased 15 bps from the linked quarter as lower asset yields were only partially offset by reduced funding costs. Loan purchase discount accretion added $2.6 million to net interest income in the second quarter compared to $3.0 million in the linked quarter.
"Our margin suffered from an asset mix change whereby loans were paid off and were reinvested into lower yielding securities," stated Mr. Funk.
Noninterest Income
Noninterest income for the second quarter of 2020 decreased $1.9 million, or 19%, from the linked quarter. The decrease was due primarily to decreases of $1.8 million and $0.5 million in the ‘Other’ income and 'Service charges and fees' line items, respectively. The 'Other' line item reflected a decrease from the linked quarter of $1.6 million in income from our commercial loan back-to-back swap program. The decrease in 'Service charges and fees' was primarily driven by a $0.5 million decrease in overdraft fees, which reflected lower customer overdraft activity coupled with increased waivers of such fees. The net decrease in noninterest income was partially offset by an increase in loan revenue of $0.8 million, which was driven by increased volume in home mortgage loans.
"We enjoyed solid performance from our home mortgage business as low mortgage rates continued to drive refinance and purchase activity," noted Mr. Funk.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Noninterest Income	2020	2020	2019
	(In thousands)
Investment services and trust activities	$2,217	$2,536	$1,890
Service charges and fees	1,290	1,826	1,870
Card revenue	1,237	1,365	1,799
Loan revenue	1,910	1,123	648
Bank-owned life insurance	635	520	470
Insurance commissions	—	—	314
Investment securities gains, net	6	42	32
Other	974	2,743	1,773
Total noninterest income	$8,269	$10,155	$8,796

Noninterest Expense
Noninterest expense for the second quarter of 2020 decreased $2.0 million, or 6.5%, from the linked quarter due primarily to a decrease in compensation and employee benefits of $0.9 million. The decrease in compensation and employee benefits was primarily attributable to a $1.4 million benefit from SBA PPP loan origination costs which are deferred and amortized over the life of the loan to which they relate.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Noninterest Expense	2020	2020	2019
	(In thousands)
Compensation and employee benefits	$15,682	$16,617	$16,409
Occupancy expense of premises, net	2,253	2,341	2,127
Equipment	2,010	1,880	1,914
Legal and professional	1,382	1,535	3,291
Data processing	1,240	1,354	1,008
Marketing	910	1,062	869
Amortization of intangibles	1,748	2,028	930
FDIC insurance	445	448	434
Communications	449	457	377
Foreclosed assets, net	34	138	84
Other	1,885	2,141	1,597
Total noninterest expense	$28,038	$30,001	$29,040

The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	June 30,	March 31,	June 30,
Merger-related Expenses	2020	2020	2019
	(In thousands)
Compensation and employee benefits	$—	$—	$1,020
Equipment	7	—	—
Legal and professional	—	—	1,826
Data processing	—	44	240
Other	—	10	48
Total merger-related costs	$7	$54	$3,134

Income Taxes
The Company recognized a net income tax expense of $2.5 million in the second quarter of 2020 compared to a net income tax benefit of $2.2 million in the linked quarter. The resulting net income tax expense during the second quarter of 2020 was primarily due to the net income earned during the quarter, which was offset by the recognition of $771 thousand in tax credits.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or For the Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
	(Dollars in millions, except per share amounts)
Ending Balance Sheet
Total assets	$5,231.0	$4,763.9	$4,662.5
Loans held for investment, net of unearned income	3,597.0	3,425.8	3,536.5
Total securities held for investment	1,187.5	881.9	653.5
Total deposits	4,265.4	3,859.8	3,725.5
Average Balance Sheet
Average total assets	$5,098.8	$4,669.7	$4,230.4
Average total loans	3,633.7	3,436.3	3,183.1
Average total deposits	4,165.6	3,760.0	3,391.0
Funding and Liquidity
Short-term borrowings	$162.2	$129.5	$153.8
Long-term debt	190.0	209.9	252.7
Loans to deposits ratio	84.84%	89.15%	95.81%
Equity
Total shareholders' equity	$520.8	$500.6	$488.4
Equity to assets ratio	9.96%	10.51%	10.47%
Tangible common equity(1)	398.4	376.4	358.4
Tangible common equity ratio(1)	7.80%	8.11%	7.91%
Per Share Data
Book value	$32.35	$31.11	$30.11
Tangible book value(1)	$24.74	$23.39	$22.09
(1) Non-GAAP Measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Mr. Funk noted, "Our borrowers tended to be cautious in the second quarter as lines of credit were paid down and liquidity was used to pay down loans. In addition, several projects we agreed to fund were put on hold due to the uncertainty surrounding the economy."
Loans Held for Investment
Loans held for investment, net of unearned income, increased $171.3 million, or 5%, to $3.60 billion from March 31, 2020 as a result of the Company's participation in the PPP, offset by the continued pay downs on loans held for investment. At June 30, 2020, commercial real estate loans comprised approximately 49% of the loan portfolio. Commercial and industrial loans were the next largest category at 30%, followed by residential real estate loans at 15%, agricultural loans at 4%, and consumer loans at 2% of total loans.

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	June 30,	March 31,	June 30,
Loans Held for Investment	2020	2020	2019
	(In thousands)
Commercial and industrial	$1,084,527	$864,702	$866,023
Agricultural	140,837	145,435	152,491
Commercial real estate
Construction and development	199,950	282,921	273,149
Farmland	161,897	168,777	187,393
Multifamily	247,403	217,108	243,928
Other	1,155,489	1,111,640	1,114,039
Total commercial real estate	1,764,739	1,780,446	1,818,509
Residential real estate
One-to-four family first liens	377,100	389,055	423,625
One-to-four family junior liens	155,814	165,235	176,685
Total residential real estate	532,914	554,290	600,310
Consumer	74,022	80,889	99,170
Loans held for investment, net of unearned income	$3,597,039	$3,425,762	$3,536,503

Credit Loss Expense & Allowance for Credit Losses
The following table shows the activity in the allowance for credit losses related to loans for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Allowance for Credit Losses Roll Forward	2020	2020	2019	2020	2019
	(In thousands)
Beginning balance	$51,187	$29,079	$29,652	$29,079	$29,307
Cumulative effect of change in accounting principle - CECL	—	3,984	—	3,984	—
Charge-offs	(2,103)	(1,497)	(2,187)	(3,600)	(3,542)
Recoveries	236	299	530	535	636
Net charge-offs	(1,867)	(1,198)	(1,657)	(3,065)	(2,906)
Credit loss expense related to loans	6,324	19,322	696	25,646	2,290
Ending balance	$55,644	$51,187	$28,691	$55,644	$28,691
Effective January 1, 2020, the Company adopted the Financial Instruments - Credit Losses (CECL) accounting guidance. The adoption of this guidance established a single allowance framework for all financial assets carried at amortized cost and certain off-balance sheet credit exposures. The framework requires that management's estimate reflects credit losses over the full remaining expected life of each credit and considers expected future changes in macroeconomic conditions. The adoption resulted in the recognition on January 1, 2020 of cumulative effect adjustments of $4.0 million related to the allowance for credit losses (ACL) and $3.4 million related to the liability for off-balance sheet credit exposures.
As of June 30, 2020, the ACL was $55.6 million, or 1.55% of loans held for investment, net of unearned income, compared with $51.2 million, or 1.49%, at March 31, 2020. When adjusted for the total amount of PPP loans, the ACL as a percentage of loans held for investment, net of unearned income increased to 1.70% as of June 30, 2020. The increase in the ACL was due to the continued deterioration in current and forecasted economic conditions from the first quarter of 2020, largely as a result of the COVID-19 pandemic.
As of June 30, 2020, the liability for off-balance sheet credit losses was $4.2 million as compared to $5.8 million as of March 31, 2020 and was included in 'Other liabilities' on the balance sheet. The reduction in this liability from the prior quarter-end was primarily due to lower expected line utilization.

Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

	June 30,	March 31,	June 30,
Deposit Composition	2020	2020	2019
	(In thousands)
Noninterest bearing deposits	$867,637	$637,127	$647,078
Interest checking deposits	1,153,697	995,762	762,530
Money market deposits	811,368	793,482	1,019,886
Savings deposits	463,262	404,100	356,328
Total non-maturity deposits	3,295,964	2,830,471	2,785,822
Time deposits of $250,000 and under	656,723	688,409	678,752
Time deposits over $250,000	312,748	340,964	260,898
Total time deposits	969,471	1,029,373	939,650
Total deposits	$4,265,435	$3,859,844	$3,725,472

CREDIT QUALITY
The following table presents selected loan credit quality metrics as of the dates indicated:

	June 30,	March 31,	June 30,
Credit Quality Metrics	2020	2020	2019
	(dollars in thousands)
Nonaccrual loans held for investment	$41,303	$43,973	$30,875
Accruing loans contractually past due 90 days or more	3,238	303	947
Total nonperforming loans(1)	44,541	44,276	31,822
Foreclosed assets, net	965	968	4,922
Total nonperforming assets (1)	$45,506	$45,244	$36,744
Allowance for credit losses	55,644	51,187	28,691
Credit loss expense related to loans (for the quarter)	6,324	19,322	696
Net charge-offs (for the quarter)	1,867	1,198	1,657
Net charge-offs to average loans held for investment (for the quarter, annualized)	0.21%	0.14%	0.21%
ACL to loans held for investment, net of unearned income	1.55%	1.49%	0.81%
ACL to loans held for investment, net of unearned income (adjusted)(2)	1.70%	1.49%	0.81%
ACL to nonaccrual loans held for investment, net of unearned income	134.72%	116.41%	92.93%
Nonaccrual loans held for investment to loans held for investment, net of unearned income	1.15%	1.28%	0.87%

(1) Starting in the second quarter of 2020, performing troubled debt restructured loans held for investment are no longer considered nonperforming loans or nonperforming assets. Prior period credit quality metrics have been adjusted to exclude these loans.

(2) Loans held for investment, net of unearned income was adjusted for the total amount of PPP loans. Non-GAAP Measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

"Monitoring of our loan portfolio increased significantly and we believe our ACL, at 1.55% (1.70% excluding PPP loans) sits in a strong position," stated Mr. Funk.
CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) recently issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of CECL. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.

The following table presents the regulatory capital ratios of the Company and its banking subsidiary as of the dates indicated:

	June 30,	March 31,	June 30,
Regulatory Capital Ratios	2020	2020	2019
MidWestOne Financial Group, Inc. Consolidated
Common equity tier 1 capital ratio(1)	9.48%	9.25%	8.76%
Tier 1 capital ratio(1)	10.48%	10.25%	9.76%
Total capital ratio(1)	11.72%	11.48%	10.60%
Tier 1 leverage ratio(1)	8.72%	9.39%	8.98%
MidWestOne Bank
Common equity tier 1 capital ratio(1)	11.34%	10.95%	10.15%
Tier 1 capital ratio(1)	11.34%	10.95%	10.15%
Total capital ratio(1)	12.47%	12.03%	10.84%
Tier 1 leverage ratio(1)	9.39%	10.03%	9.34%
(1) Capital ratios for June 30, 2020 are preliminary
CORPORATE UPDATE
Share Repurchase Program
At June 30, 2020, the total amount available under the Company's current share repurchase program was $6.4 million. In light of the economic uncertainty, the Company has yet to resume share repurchases since discontinuing them in mid-March of 2020.
Len Devaisher Named President and Chief Operating Officer
On July 6, 2020, following an extensive national search, the Company announced the appointment of Len Devaisher as President and Chief Operating Officer of the Company and MidWestOne Bank, effective July 27, 2020. Mr. Devaisher was most recently Vice President of Resource Development with the United Way of Dane County. Prior to that, he served Old National Bank as the Chief Executive Officer for the Wisconsin Region. Mr. Devaisher has focused expertise in commercial banking, corporate profitability, and business development that will be valuable to the Company.
Subordinated Debenture Offering
On July 28, 2020, the Company completed the private placement of $65.0 million of its subordinated notes with registration rights. The 5.75% fixed-to-floating rate subordinated notes are due July 2030. For regulatory capital purposes, the subordinated notes have been structured to qualify initially as Tier 2 Capital for the Company.
Cash Dividend Announcement
On July 29, 2020, the Company’s board of directors declared a quarterly cash dividend of $0.22 per common share. The dividend is payable September 15, 2020, to shareholders of record at the close of business on September 1, 2020.
Branch Consolidation
Effective October 28, 2020, the Company plans to consolidate its branch office in Newport, Minnesota into its nearby branch office in South St. Paul, Minnesota. This branch consolidation is part of the Company's strategy to improve operating efficiency. The Company estimates the branch consolidation will reduce its annual operating expenses by approximately $360 thousand.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, July 31, 2020. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until October 31, 2020, by calling 877-344-7529 and using the replay access code of 10136661. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

EARNINGS CALL PRESENTATION
The Company has prepared presentation materials that management intends to use during its second quarter 2020 conference call on July 31, 2020. These materials have been furnished to the U.S. Securities and Exchange Commission in a Form 8-K concurrently with this press release, and are also available on the Company's website at www.midwestonefinancial.com.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms including the Coronavirus Aid, Relief, and Economic Security Act; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (5) the effects of interest rates, including on our net income and the value of our securities portfolio; (6) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (7) fluctuations in the value of our investment securities; (8) governmental monetary and fiscal policies; (9) changes in benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (10) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (11) the ability to attract and retain key executives and employees experienced in banking and financial services; (12) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (13) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (14) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (15) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (16) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (17) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board, such as the implementation of CECL; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,
	2020	2020	2019
	(In thousands)
ASSETS
Cash and due from banks	$65,863	$60,396	$67,174
Interest earning deposits in banks	45,018	58,319	6,112
Federal funds sold	6,329	6,830	198
Total cash and cash equivalents	117,210	125,545	73,484
Debt securities available for sale at fair value	1,187,455	881,859	785,977
Loans held for sale	12,048	9,483	5,400
Gross loans held for investment	3,618,675	3,440,907	3,469,236
Unearned income, net	(21,636)	(15,145)	(17,970)
Loans held for investment, net of unearned income	3,597,039	3,425,762	3,451,266
Allowance for credit losses	(55,644)	(51,187)	(29,079)
Total loans held for investment, net	3,541,395	3,374,575	3,422,187
Premises and equipment, net	88,929	89,860	90,723
Goodwill	93,977	93,977	91,918
Other intangible assets, net	28,443	30,190	32,218
Foreclosed assets, net	965	968	3,706
Other assets	160,541	157,452	147,960
Total assets	$5,230,963	$4,763,909	$4,653,573
LIABILITIES
Noninterest bearing deposits	$867,637	$637,127	$662,209
Interest bearing deposits	3,397,798	3,222,717	3,066,446
Total deposits	4,265,435	3,859,844	3,728,655
Short-term borrowings	162,224	129,489	139,349
Long-term debt	189,973	209,874	231,660
Other liabilities	92,550	64,138	44,927
Total liabilities	4,710,182	4,263,345	4,144,591
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581
Additional paid-in capital	299,542	299,412	297,390
Retained earnings	198,382	190,212	201,105
Treasury stock	(12,272)	(12,518)	(10,466)
Accumulated other comprehensive income	18,548	6,877	4,372
Total shareholders' equity	520,781	500,564	508,982
Total liabilities and shareholders' equity	$5,230,963	$4,763,909	$4,653,573

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
	(In thousands, except per share data)
Interest income
Loans, including fees	$40,214	$42,012	$40,053	$82,226	$69,088
Taxable investment securities	4,646	3,717	3,289	8,363	6,216
Tax-exempt investment securities	1,858	1,512	1,424	3,370	2,830
Other	40	164	185	204	205
Total interest income	46,758	47,405	44,951	94,163	78,339
Interest expense
Deposits	6,409	7,949	7,743	14,358	13,438
Short-term borrowings	263	334	500	597	957
Long-term debt	1,374	1,716	1,876	3,090	3,136
Total interest expense	8,046	9,999	10,119	18,045	17,531
Net interest income	38,712	37,406	34,832	76,118	60,808
Credit loss expense	4,685	21,733	696	26,418	2,290
Net interest income after credit loss expense	34,027	15,673	34,136	49,700	58,518
Noninterest income
Investment services and trust activities	2,217	2,536	1,890	4,753	3,280
Service charges and fees	1,290	1,826	1,870	3,116	3,312
Card revenue	1,237	1,365	1,799	2,602	2,797
Loan revenue	1,910	1,123	648	3,033	1,041
Bank-owned life insurance	635	520	470	1,155	862
Insurance commissions	—	—	314	—	734
Investment securities gains, net	6	42	32	48	49
Other	974	2,743	1,773	3,717	2,131
Total noninterest income	8,269	10,155	8,796	18,424	14,206
Noninterest expense
Compensation and employee benefits	15,682	16,617	16,409	32,299	28,988
Occupancy expense of premises, net	2,253	2,341	2,127	4,594	4,006
Equipment	2,010	1,880	1,914	3,890	3,285
Legal and professional	1,382	1,535	3,291	2,917	4,256
Data processing	1,240	1,354	1,008	2,594	1,853
Marketing	910	1,062	869	1,972	1,475
Amortization of intangibles	1,748	2,028	930	3,776	1,382
FDIC insurance	445	448	434	893	804
Communications	449	457	377	906	719
Foreclosed assets, net	34	138	84	172	142
Other	1,885	2,141	1,597	4,026	2,747
Total noninterest expense	28,038	30,001	29,040	58,039	49,657
Income (loss) before income tax expense (benefit)	14,258	(4,173)	13,892	10,085	23,067
Income tax expense (benefit)	2,546	(2,198)	3,218	348	5,108
Net income (loss)	$11,712	$(1,975)	$10,674	$9,737	$17,959

Earnings (loss) per common share
Basic	$0.73	$(0.12)	$0.72	$0.60	$1.33
Diluted	$0.73	$(0.12)	$0.72	$0.60	$1.33
Weighted average basic common shares outstanding	16,094	16,142	14,894	16,118	13,537
Weighted average diluted common shares outstanding	16,100	16,142	14,900	16,125	13,545
Dividends paid per common share	$0.2200	$0.2200	$0.2025	$0.44	$0.405

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(In thousands)
ASSETS
Cash and due from banks	$65,863	$60,396	$67,174	$79,776	$72,801
Interest earning deposits in banks	45,018	58,319	6,112	6,413	47,708
Federal funds sold	6,329	6,830	198	478	—
Total cash and cash equivalents	117,210	125,545	73,484	86,667	120,509
Debt securities available for sale at fair value	1,187,455	881,859	785,977	503,278	460,302
Held to maturity securities at amortized cost	—	—	—	190,309	193,173
Total securities held for investment	1,187,455	881,859	785,977	693,587	653,475
Loans held for sale	12,048	9,483	5,400	7,906	4,306
Gross loans held for investment	3,618,675	3,440,907	3,469,236	3,545,993	3,569,236
Unearned income, net	(21,636)	(15,145)	(17,970)	(21,265)	(32,733)
Loans held for investment, net of unearned income	3,597,039	3,425,762	3,451,266	3,524,728	3,536,503
Allowance for credit losses	(55,644)	(51,187)	(29,079)	(31,532)	(28,691)
Total loans held for investment, net	3,541,395	3,374,575	3,422,187	3,493,196	3,507,812
Premises and equipment, net	88,929	89,860	90,723	91,190	93,395
Goodwill	93,977	93,977	91,918	93,258	93,376
Other intangible assets, net	28,443	30,190	32,218	33,635	36,624
Foreclosed assets, net	965	968	3,706	4,366	4,922
Other assets	160,541	157,452	147,960	144,482	148,044
Total assets	$5,230,963	$4,763,909	$4,653,573	$4,648,287	$4,662,463
LIABILITIES
Noninterest bearing deposits	$867,637	$637,127	$662,209	$673,777	$647,078
Interest bearing deposits	3,397,798	3,222,717	3,066,446	3,035,935	3,078,394
Total deposits	4,265,435	3,859,844	3,728,655	3,709,712	3,725,472
Short-term borrowings	162,224	129,489	139,349	155,101	153,829
Long-term debt	189,973	209,874	231,660	244,677	252,673
Other liabilities	92,550	64,138	44,927	40,912	42,138
Total liabilities	4,710,182	4,263,345	4,144,591	4,150,402	4,174,112
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	299,542	299,412	297,390	297,144	296,879
Retained earnings	198,382	190,212	201,105	191,007	181,984
Treasury stock	(12,272)	(12,518)	(10,466)	(9,933)	(8,716)
Accumulated other comprehensive income	18,548	6,877	4,372	3,086	1,623
Total shareholders' equity	520,781	500,564	508,982	497,885	488,351
Total liabilities and shareholders' equity	$5,230,963	$4,763,909	$4,653,573	$4,648,287	$4,662,463

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(In thousands, except per share data)
Interest income
Loans, including fees	$40,214	$42,012	$44,906	$49,169	$40,053
Taxable investment securities	4,646	3,717	3,540	3,376	3,289
Tax-exempt investment securities	1,858	1,512	1,465	1,401	1,424
Other	40	164	115	130	185
Total interest income	46,758	47,405	50,026	54,076	44,951
Interest expense
Deposits	6,409	7,949	8,251	8,238	7,743
Short-term borrowings	263	334	368	522	500
Long-term debt	1,374	1,716	1,823	2,058	1,876
Total interest expense	8,046	9,999	10,442	10,818	10,119
Net interest income	38,712	37,406	39,584	43,258	34,832
Credit loss expense	4,685	21,733	604	4,264	696
Net interest income after credit loss expense	34,027	15,673	38,980	38,994	34,136
Noninterest income
Investment services and trust activities	2,217	2,536	2,421	2,339	1,890
Service charges and fees	1,290	1,826	2,072	2,068	1,870
Card revenue	1,237	1,365	1,142	1,655	1,799
Loan revenue	1,910	1,123	1,757	991	648
Bank-owned life insurance	635	520	501	514	470
Insurance commissions	—	—	—	—	314
Investment securities gains, net	6	42	18	23	32
Other	974	2,743	1,125	414	1,773
Total noninterest income	8,269	10,155	9,036	8,004	8,796
Noninterest expense
Compensation and employee benefits	15,682	16,617	19,246	17,426	16,409
Occupancy expense of premises, net	2,253	2,341	2,347	2,294	2,127
Equipment	2,010	1,880	2,251	2,181	1,914
Legal and professional	1,382	1,535	1,797	1,996	3,291
Data processing	1,240	1,354	1,492	1,234	1,008
Marketing	910	1,062	1,147	1,167	869
Amortization of intangibles	1,748	2,028	1,941	2,583	930
FDIC insurance	445	448	(72)	(42)	434
Communications	449	457	493	489	377
Foreclosed assets, net	34	138	173	265	84
Other	1,885	2,141	5,621	1,849	1,597
Total noninterest expense	28,038	30,001	36,436	31,442	29,040
Income (loss) before income tax expense (benefit)	14,258	(4,173)	11,580	15,556	13,892
Income tax expense (benefit)	2,546	(2,198)	(1,791)	3,256	3,218
Net income (loss)	$11,712	$(1,975)	$13,371	$12,300	$10,674

Earnings (loss) per common share
Basic	$0.73	$(0.12)	$0.83	$0.76	$0.72
Diluted	$0.73	$(0.12)	$0.83	$0.76	$0.72
Weighted average basic common shares outstanding	16,094	16,142	16,162	16,201	14,894
Weighted average diluted common shares outstanding	16,100	16,142	16,193	16,215	14,900
Dividends paid per common share	$0.2200	$0.2200	$0.2025	$0.2025	$0.2025

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)(3)	$3,633,695	$40,721	4.51%	$3,436,263	$42,509	4.98%	$3,183,138	$40,495	5.10%
Taxable investment securities	731,699	4,646	2.55%	567,001	3,717	2.64%	458,438	3,289	2.88%
Tax-exempt investment securities (2)(4)	285,758	2,340	3.29%	224,171	1,907	3.42%	203,179	1,794	3.54%
Total securities held for investment(2)	1,017,457	6,986	2.76%	791,172	5,624	2.86%	661,617	5,083	3.08%
Other	67,429	40	0.24%	55,833	164	1.18%	36,031	185	2.06%
Total interest earning assets(2)	$4,718,581	47,747	4.07%	$4,283,268	48,297	4.54%	$3,880,786	45,763	4.73%
Other assets	380,266			386,456			349,661
Total assets	$5,098,847			$4,669,724			$4,230,447
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,091,565	$1,113	0.41%	$965,077	$1,316	0.55%	$731,973	$1,021	0.56%
Money market deposits	829,826	885	0.43%	766,766	1,645	0.86%	880,973	2,491	1.13%
Savings deposits	439,592	365	0.33%	393,833	391	0.40%	328,694	182	0.22%
Time deposits	990,797	4,046	1.64%	997,136	4,597	1.85%	874,619	4,049	1.86%
Total interest bearing deposits	3,351,780	6,409	0.77%	3,122,812	7,949	1.02%	2,816,259	7,743	1.10%
Short-term borrowings	159,157	263	0.66%	121,942	334	1.10%	123,586	500	1.62%
Long-term debt	201,240	1,374	2.75%	225,587	1,716	3.06%	229,152	1,876	3.28%
Total borrowed funds	360,397	1,637	1.83%	347,529	2,050	2.37%	352,738	2,376	2.70%
Total interest bearing liabilities	$3,712,177	$8,046	0.87%	$3,470,341	$9,999	1.16%	$3,168,997	$10,119	1.28%
Noninterest bearing deposits	813,794			637,204			574,720
Other liabilities	61,637			47,010			43,616
Shareholders’ equity	511,239			515,169			443,114
Total liabilities and shareholders’ equity	$5,098,847			$4,669,724			$4,230,447
Net interest income(2)		$39,701			$38,298			$35,644
Net interest spread(2)			3.20%			3.38%			3.45%
Net interest margin(2)			3.38%			3.60%			3.68%

Total deposits(5)	$4,165,574	$6,409	0.62%	$3,760,016	$7,949	0.85%	$3,390,979	$7,743	0.92%
Cost of funds(6)			0.72%			0.98%			1.08%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $748 thousand, $(122) thousand, and $(202) thousand for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively. Loan purchase discount accretion was $2.6 million, $3.0 million, and $2.2 million for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively. Tax equivalent adjustments were $507 thousand, $497 thousand, and $442 thousand for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $482 thousand, $395 thousand, and $370 thousand for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)(3)	$3,534,979	$83,230	4.73%	$2,798,526	$69,803	5.03%
Taxable investment securities	648,678	8,363	2.59%	436,832	6,216	2.87%
Tax-exempt investment securities (2)(4)	254,963	4,247	3.35%	202,606	3,566	3.55%
Total securities held for investment(2)	903,641	12,610	2.81%	639,438	9,782	3.08%
Other	62,304	204	0.66%	19,633	205	2.11%
Total interest earning assets(2)	$4,500,924	96,044	4.29%	$3,457,597	79,790	4.65%
Other assets	383,361			310,132
Total assets	$4,884,285			$3,767,729
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,028,321	$2,428	0.47%	$698,654	$1,931	0.56%
Money market deposits	798,296	2,530	0.64%	746,339	3,825	1.03%
Savings deposits	416,713	756	0.36%	267,068	240	0.18%
Time deposits	993,966	8,644	1.75%	800,109	7,442	1.88%
Total interest bearing deposits	3,237,296	14,358	0.89%	2,512,170	13,438	1.08%
Short-term borrowings	140,550	597	0.85%	116,795	957	1.65%
Long-term debt	213,413	3,090	2.91%	204,471	3,136	3.09%
Total borrowed funds	353,963	3,687	2.09%	321,266	4,093	2.57%
Total interest bearing liabilities	$3,591,259	$18,045	1.01%	$2,833,436	$17,531	1.25%
Noninterest bearing deposits	725,499			498,733
Other liabilities	54,323			34,070
Shareholders’ equity	513,204			401,490
Total liabilities and shareholders’ equity	$4,884,285			$3,767,729
Net interest income(2)		$77,999			$62,259
Net interest spread(2)			3.28%			3.40%
Net interest margin(2)			3.48%			3.63%

Total deposits(5)	$3,962,795	$14,358	0.73%	$3,010,903	$13,438	0.90%
Cost of funds(6)			0.84%			1.06%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $626 thousand and $(317) thousand for the six months ended June 30, 2020 and June 30, 2019, respectively. Loan purchase discount accretion was $5.6 million and $2.8 million for the six months ended June 30, 2020 and June 30, 2019, respectively. Tax equivalent adjustments were $1.0 million and $715 thousand for the six months ended June 30, 2020 and June 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $877 thousand and $736 thousand for the six months ended June 30, 2020 and June 30, 2019, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), efficiency ratio, pre-tax pre-provision net revenue, and ACL to adjusted loans held for investment, net of unearned income. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value	June 30,	March 31,	December 31,	September 30,	June 30,
per Share/Tangible Common Equity Ratio	2020	2020	2019	2019	2019
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$520,781	$500,564	$508,982	$497,885	$488,351
Intangible assets, net	(122,420)	(124,167)	(124,136)	(126,893)	(130,000)
Tangible common equity	$398,361	$376,397	$384,846	$370,992	$358,351

Total assets	$5,230,963	$4,763,909	$4,653,573	$4,648,287	$4,662,463
Intangible assets, net	(122,420)	(124,167)	(124,136)	(126,893)	(130,000)
Tangible assets	$5,108,543	$4,639,742	$4,529,437	$4,521,394	$4,532,463

Book value per share	$32.35	$31.11	$31.49	$30.77	$30.11
Tangible book value per share(1)	$24.74	$23.39	$23.81	$22.93	$22.09
Shares outstanding	16,099,324	16,089,782	16,162,176	16,179,734	16,221,160

Equity to assets ratio	9.96%	10.51%	10.94%	10.71%	10.47%
Tangible common equity ratio(2)	7.80%	8.11%	8.50%	8.21%	7.91%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	For the Three Months Ended			Six Months Ended
Return on Average Tangible Equity	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(Dollars in thousands)
Net income (loss)	$11,712	$(1,975)	$10,674	$9,737	$17,959
Intangible amortization, net of tax(1)	1,311	1,521	698	2,832	1,037
Tangible net income (loss)	$13,023	$(454)	$11,372	$12,569	$18,996

Average shareholders’ equity	$511,239	$515,169	$443,114	$513,204	$401,490
Average intangible assets, net	(123,313)	(122,948)	(102,919)	(123,130)	(88,633)
Average tangible equity	$387,926	$392,221	$340,195	$390,074	$312,857

Return on average equity	9.21%	(1.54)%	9.66%	3.82%	9.02%
Return on average tangible equity(2)	13.50%	(0.47)%	13.41%	6.48%	12.24%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net (loss) income divided by average tangible equity.

	For the Three Months Ended			Six Months Ended
Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(Dollars in thousands)
Net interest income	$38,712	$37,406	$34,832	$76,118	$60,808
Tax equivalent adjustments:
Loans(1)	507	497	442	1,004	715
Securities(1)	482	395	370	877	736
Net interest income, tax equivalent	$39,701	$38,298	$35,644	$77,999	$62,259
Loan purchase discount accretion	(2,610)	(3,023)	(2,246)	(5,633)	(2,832)
Core net interest income	$37,091	$35,275	$33,398	$72,366	$59,427

Net interest margin	3.30%	3.51%	3.60%	3.40%	3.55%
Net interest margin, tax equivalent(2)	3.38%	3.60%	3.68%	3.48%	3.63%
Core net interest margin(3)	3.16%	3.31%	3.45%	3.23%	3.47%
Average interest earning assets	$4,718,581	$4,283,268	$3,880,786	$4,500,924	$3,457,597
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	For the Three Months Ended			Six Months Ended
Loan Yield, Tax Equivalent	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(Dollars in thousands)
Loan interest income, including fees	$40,214	$42,012	$40,053	$82,226	$69,088
Tax equivalent adjustment(1)	507	497	442	1,004	715
Tax equivalent loan interest income	$40,721	$42,509	$40,495	$83,230	$69,803
Loan purchase discount accretion	(2,610)	(3,023)	(2,246)	(5,633)	(2,833)
Core loan interest income	$38,111	$39,486	$38,249	$77,597	$66,970

Yield on loans	4.45%	4.92%	5.05%	4.68%	4.98%
Yield on loans, tax equivalent(2)	4.51%	4.98%	5.10%	4.73%	5.03%
Core yield on loans(3)	4.22%	4.62%	4.82%	4.41%	4.83%
Average loans	$3,633,695	$3,436,263	$3,183,138	$3,534,979	$2,798,526
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	For the Three Months Ended			Six Months Ended
Efficiency Ratio	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(Dollars in thousands)
Total noninterest expense	$28,038	$30,001	$29,040	$58,039	$49,657
Amortization of intangibles	(1,748)	(2,028)	(930)	(3,776)	(1,382)
Merger-related expenses	(7)	(54)	(3,134)	(61)	(3,301)
Noninterest expense used for efficiency ratio	$26,283	$27,919	$24,976	$54,202	$44,974

Net interest income, tax equivalent(1)	$39,701	$38,298	$35,644	$77,999	$62,259
Noninterest income	8,269	10,155	8,796	18,424	14,206
Investment securities gains, net	(6)	(42)	(32)	(48)	(49)
Net revenues used for efficiency ratio	$47,964	$48,411	$44,408	$96,375	$76,416

Efficiency ratio	54.80%	57.67%	56.24%	56.24%	58.85%
(1) The federal statutory tax rate utilized was 21%.

	For the Three Months Ended			Six Months Ended
Pre-tax Pre-provision Net Revenue	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(Dollars in thousands)
Net interest income	$38,712	$37,406	$34,832	$76,118	$60,808
Noninterest income	8,269	10,155	8,796	18,424	14,206
Noninterest expense	(28,038)	(30,001)	(29,040)	(58,039)	(49,657)
Pre-tax Pre-provision Net Revenue	$18,943	$17,560	$14,588	$36,503	$25,357

	June 30,	March 31,	June 30,
ACL / Loans Held for Investment, Net of Unearned Income	2020	2020	2019
	(Dollars in thousands)
Loans held for investment, net of unearned income	$3,597,039	$3,425,762	$3,536,503
PPP loans	327,648	—	—
Adjusted loans held for investment, net of unearned income	$3,269,391	$3,425,762	$3,536,503
Allowance for credit losses	$55,644	$51,187	$28,691

ACL to adjusted loans held for investment, net of unearned income	1.70%	1.49%	0.81%

Contact:
Charles N. Funk	Barry S. Ray
President and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800